United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment no. 1 to form 8-k on FORM 8-K/a

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 11, 2020

Communications Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)
001-31588		41-0957999
(Commission File Number)		(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN		55343
(Address of Principal Executive Offices)		(Zip Code)

952- 996-1674
Registrant’s Telephone Number, Including Area Code

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition

On March 11, 2020, Communications Systems, Inc. (“CSI” or the “Company”) announced that its wholly-owned subsidiary Suttle, Inc. has sold the remainder of its Suttle business lines, including the SoHo, MediaMAX, and SpeedStar brands and inventory as well as working capital, certain capital equipment and customer relationships, to Oldcastle Infrastructure, Inc. (“Oldcastle”), an industry leader in engineered building solutions. The Company filed a Form 8-K dated March 11, 2020, reporting the disposition.

The Company is filing this Amendment No. 1 to Current Report on Form 8-K/A to file the pro-forma financial information related to the disposition under Item 2.01 and Item 9.01(b) of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(b) Pro forma Financial Information.

Pursuant to Rule 8-05 of Regulation S-X, Financial Statements of Business Acquired or To Be Acquired [Disposed Of], in its Form 10-K for the year ended December 31, 2019, which was filed on March 17, 2020, the Company filed the consolidated balance sheets of Communications Systems, Inc. and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of income (loss) and comprehensive income (loss), changes in stockholders’ equity, and cash flows, for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). These consolidated financial statements present the effect on the Company from the disposition of the Suttle operations on a “discontinued operations” or pro forma basis, at December 31, 2019 and 2018, and for the years then ended. These consolidated financial statements are incorporated into this Form 8-K/A by reference.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer

Date:  March 17, 2020